UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

GREENESTONE HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5734 Yonge Street, Suite 300 North York, Ontario, Canada M2M 4E7
(Address of principal executive offices)

(416) 222-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2016 GreenStone Healthcare Corporation, a Colorado corporation (“GreenStone”), through its wholly owned subsidiary Seastone Delray Healthcare, LLC, a Florida limited liability company (“Seastone Subsidiary” and, together with GreeneStone and the Andrews Subsidiary (defined below), the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), and a Management Services Agreement (the “Management Agreement” and together with the Purchase Agreement and the RE Contract (defined below), the “Transaction”), with Seastone of Delray, LLC, a Florida limited liability company (“Seastone Delray”).

Pursuant to the terms of the Purchase Agreement, the Company will purchase Seastone Delray’s business, which is primarily the practice of providing addiction treatment health care services (the “Business”), and substantially all the assets used in connection with the Business and other assets in which Seastone Delray has any right, title or interest, except those certain assets specifically excluded in the Purchase Agreement. The Company has a 30-day due diligence period to assess the desire to purchase Seastone Delray (the “Due Diligence Period”).

Pursuant to the terms of the Management Agreement, the Company has the right to operate Seastone Delray’s Business for 90 days commencing on June 15, 2016 or earlier if the Company waives the Due Diligence Period (the “Management Period”). During the Management Period, the Company is entitled to the revenues from the Business and will pay Seastone Delray $20,000 per month to cover certain costs related to the Business, which shall increase to $28,000 per month if the Management Agreement is extended beyond 90 days. The Management Agreement may be terminated by either party if the Purchase Agreement does not close by September 15, 2016.

Also on May 17, 2016, the Company entered into a commercial real estate contract (the “RE Contract”) with Seastone Condominiums of Delray, LLC and 810 Andrews, LLC, both Florida limited liability companies (together, the “RE Sellers”). Pursuant to the RE Contract and in connection with the Transaction, the Company will acquire certain real property, and, prior to the closing, intends to assign the RE Contract to Delray Andrews RE, LLC, a Florida limited liability company and a wholly-owned subsidiary of the Company (“Andrews Subsidiary”). There is a 15-day due diligence period related to the RE Contract.

The purchase price for the Transaction is $6,150,000, which is being funded by a purchase money first mortgage in the amount of $3,000,000 at 5% per annum payable at $15,000 per month for three years; and $3,150,000 in cash. The Company has deposited $60,000 in escrow.

The closing of the Transaction is anticipated to be September 15, 2016 and is contingent upon (i) the Company obtaining the requisite licenses from the appropriate governmental agencies for the operation Seastone Delray’s Business; and (ii) the Purchase Agreement closing simultaneously with the RE Contract.

Item 8.01 Other Events

On May 23, 2016, the Company issued a press release (the “Press Release”) announcing that it entered into an agreement to acquire all of the assets of Seastone of Delray, LLC. A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements And Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description
99.1	Press Release, date May 23, 2016, issued by GreeneStone Healthcare Corporation
10.1	Asset Purchase Agreement, dated May 17, 2016, by and among Seastone of Delray, LLC and Seastone Delray Healthcare, LLC
10.2	Management Services Agreement, dated May 17, 2016, by and between Seastone of Delray, LLC and Seastone Delray Healthcare, LLC
10.3	Commercial Real Estate Contract, dated May 17, 2016, between Seastone Delray Healthcare, LLC and Seastone Condominiums of Delray, LLC and 810 Andrews, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENESTONE HEALTHCARE CORPORATION

Date: May 23, 2016	By:	/s/ Shawn E. Leon
Name: Shawn E. Leon
Title: Chief Executive Officer